Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Youxin Technology Ltd for the year ended September 30, 2024.

Marcum Asia CPAs LLP

New York, New York

December 19, 2025